UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2007

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 18, 2007, Wright Express Corporation (the "Company" or "Wright Express") entered into interest rate swap arrangements (the "Swaps") with two counterparties, Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch ("BTMU") and SunTrust Bank ("SunTrust").

The Swap with BTMU is for a notional amount of $40,000,000, with an effective date of July 23, 2007 and a maturity date of July 22, 2009 and an interest rate of 5.20%. The Swap with SunTrust is for a notional amount of $40,000,000, with an effective date of July 23, 2007 and a maturity date of July 22, 2009 and an interest rate of 5.199%.

The Swaps were designed as cash flow hedges intended to reduce a portion of the variability of the future interest payments on our credit agreement. The Swaps fix the interest payments on a portion of our variable rate revolving 2007 credit facility.

The variable rate of the Swaps is based upon the 1-month USD-LIBOR-BBA with the rate reseting and the Swaps settling on the 22nd of each month (or the following business day if the 22nd of the month is not a business day).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the contents of which are incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

July 24, 2007	By:	/s/ Steve Elder

Name: Steve Elder
Title: Vice President, Investor Relations and Treasurer